EXHIBIT 3.1

BYLAW AMENDMENTS

Adopted by the Board of Directors on July 25, 2013

FIRST

Deleted Bylaw Provision:

2.2

Special Meetings

The board of directors, the President, or the Chair of the Board of Directors, may call special meetings of the shareholders for any purpose. The holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote for or against any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation's Secretary a written demand for a special meeting specifying the purpose or purposes for which it is to be held, may call a special meeting of the shareholders for such specified purpose.

New Bylaw Provision:

2.2

Special Meetings

The board of directors, the Chief Executive, the President, or the Chair of the Board of Directors, may call special meetings of the shareholders for any purpose. The holders of not less than sixty-six and two-thirds percent (66.66%) of all the outstanding shares of the Corporation entitled to vote for or against any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation's Secretary a written demand for a special meeting specifying the purpose or purposes for which it is to be held, may call a special meeting of the shareholders for such specified purpose.

SECOND

Deleted Bylaw Provision:

2.8

Quorum

A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at that meeting may adjourn that meeting from time to time without additional notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

New Bylaw Provision:

2.8

Quorum

A thirty-three and one-third percent (33.3%) of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at that meeting may adjourn that meeting from time to time without additional notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

THIRD

Deleted Bylaw Provision(s):

3.2

Number, Tenure and Qualifications

The board of directors shall consist of no less than one (1) and no more than fifteen (15) Directors, the specific number to be set by resolution of the board of directors. The number of directors may be changed from time to time by amendment to these bylaws, but no decrease in the number of directors shall shorten the term of any incumbent director. The terms of the directors expire at the next annual shareholder's meeting following their election. Despite the expiration of a director's term, however, the director shall continue to serve until such director's successor is elected and qualifies or until there is a decrease in the number of directors. Directors need not be shareholders of the Corporation or residents of the State of Nevada.

3.13

Removal

One or more members of the board of directors (including the entire board of directors) may be removed at a meeting of shareholders called expressly for that purpose, provided that the notice of such meeting states that the purpose, or one of the purposes, of the meeting is such removal. A member of the board of directors may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the director. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast to not remove the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

3.14

Vacancies

Any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the board of directors, by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the board of directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase for a term of office continuing only until the next election of directors by the shareholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. If the vacant directorship is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill such vacancy. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

New Bylaw Provision:

3.2

Number, Class, Term and Qualifications of Directors.

(a)

Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the board of directors. The total number of directors constituting the entire board of directors of the Corporation shall not be less than three (3) nor more than nine (9), with the then-authorized number of directors fixed from time to time by the board of directors.

(b)

Classes of Directors. The board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

(c)

Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation's first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation's second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation's third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

(d)

Qualifications. Each director shall be at least eighteen (18) years of age. No director shall be more than seventy-five (75) years of age, unless such maximum age is waived by a majority of the directors then in office.

(e)

Removal. Any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(f)

Vacancies. Vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.